SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) February 10, 2010

BLACKSANDS PETROLEUM, INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-51427	20-1740044
(State or other jurisdiction of incorporation or organization)	(Commission File number)	(IRS Employer Identification No.)

401 Bay Street, Suite 2700, PO Box 152

Toronto, Ontario Canada M5H 2Y4

_____________________________________________

(Address of principal executive offices) (Zip Code)

(416) 359-7805

__________________

(Registrant’s Telephone Number, Including Area Code)

___________________________________________________

(Former Name, Address and Fiscal Year, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 – Changes in Registrant’s Certifying Accountant

On February 10, 2010, Blacksands Petroleum, Inc. (“Blacksands”) terminated its relationship with Ernst & Young LLP (“E&Y”), their independent accountants. Blacksands dismissed E&Y as approved by the Board of Directors. E&Y’s auditors’ report for Blacksands’ financial statements for the fiscal years ended October 31, 2009 and October 31, 2008 and for the period October 12, 2004 (inception) through October 31, 2009 did not contain an adverse opinion, or a disclaimer of opinion, nor qualification or modification as to uncertainty, audit scope, or accounting principles. There were not any disagreements between Blacksands and E&Y, and none of the events described in Item 304(a)(1)(v) of Regulation S-K occurred.

The Company has provided E&Y with a copy of the foregoing disclosure, and requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. A copy of the letter from E&Y addressed to the Securities and Exchange Commission will be filed by Amendment as Exhibit 16.1 to this Form 8-K.

On February 10, 2010, Blacksands engaged Malone Bailey LLP (“Malone”) to serve as its independent accountants. During the two most recent fiscal years and through February 10, 2010, the Company did not consult with Malone with regard to the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a disagreement or a reportable event.

Item 9.01 – Financial Statement and Exhibits

(c)	Exhibits

Exh. No.	Description
16.1	Former Auditor’s Letter to the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSANDS PETROLEUM, INC.

Date: February 11, 2010	By: /s/ Mark Holcombe
Name: Mark Holcombe
Title: President and Chief Executive Officer